            CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-60743, No. 33-61057, No. 33-32260, No. 33-33179
and No. 33-68136) of the Biomagnetic Technologies, Inc. 1992 Employee Stock Purchase Plan of our report dated January 10, 1997 appearing on page 3 of this Form 11-K.



/s/ PRICEWATERHOUSECOOPERS LLP


San Diego, California
December 21, 1998